UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 30, 2018

TRUEBLUE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction
of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)
(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Leadership Transition

On July 30, 2018, TrueBlue, Inc. (the “Company”) announced that Chief Executive Officer Steven C. Cooper will become Executive Chairman of the board of directors, succeeding Joe Sambataro Jr., effective September 1, 2018. Mr. Sambataro will remain on the board of directors. The Company also announced that Mr. Cooper will step down from his role as Chief Executive Officer, to be succeeded by President and Chief Operating Officer Patrick Beharelle, effective September 1, 2018. Mr. Cooper will also retire as an executive of the Company at year-end and continue to serve as Chairman of the board thereafter. The board of directors also appointed and elected Mr. Beharelle to the Company’s board of directors, effective September 1, 2018.

Mr. Beharelle has served as the Company’s President and Chief Operating Officer since 2015, leading the company’s operational, business development, technology and human resource functions as well its digital transformation strategies. He joined the Company in 2014 following the acquisition of PeopleScout and Staff Management, which he led as CEO from 2009 to 2014, delivering a solid track record of organic growth. Mr. Beharelle has spent over 22 years in the staffing, recruitment process outsourcing and consulting industries.

    There are no arrangements or understandings between Mr. Beharelle and any other persons pursuant to which Mr. Beharelle was selected as a director. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Beharelle, or any member of his immediate family, has a direct or indirect material interest.

Mr. Beharelle will continue to be compensated as an executive officer of the Company in the manner described in more detail in the Company’s 2018 Proxy Statement under the heading “Compensation Discussion and Analysis.” The Company anticipates that it will enter into an updated employment agreement with Mr. Beharelle in due course reflecting his promotion to Chief Executive Officer. Mr. Beharelle will not receive additional compensation for serving as a director.

On July 30, 2018, the Company issued a press release titled “TrueBlue Announces Leadership Transition” announcing the above leadership changes, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Appointment of Kristi Savacool to the Company’s Board of Directors

On July 30, 2018, the Company also announced the appointment and election of Kristi Savacool to the Company’s board of directors, effectively immediately.

Ms. Savacool was the former chief executive officer of Aon Hewitt from 2012 until her retirement in 2017, where she was responsible for setting the firm’s strategy, sponsoring relationships with its largest clients and overseeing operations, and she played a key role in the sale of Aon Hewitt’s RPO business to the Company in 2016. Ms. Savacool also had a lengthy and distinguished career at The Boeing Company, where she held a number of senior executive management positions spanning technology, operations, and shared services, including experience in commercial and federal business sectors. In connection with her election as a director of the Company, Ms. Savacool was appointed to serve on the Company’s Audit, Nominating and Corporate Governance, and Innovation and Technology committees.

There are no arrangements or understandings between Ms. Savacool and any other persons pursuant to which Ms. Savacool was selected as a director. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Savacool, or any member of her immediate family, has a direct or indirect material interest.

Ms. Savacool will be entitled to receive the same compensation for service as directors as is provided to other non-employee directors of the Company (on a prorated basis for 2018), and will be able to participate in the Company’s Equity Retainer and Deferred Compensation Plan for Non-Employee Directors, in each case as described in more detail in the Company’s 2018 Proxy Statement under the heading “Compensation of Directors.”

On July 30, 2018, the Company issued a press release announcing the appointment of Ms. Savacool, a copy of which is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits

99.1	Press Release of the Company - TrueBlue Announces Leadership Transition, dated July 30, 2018.

99.2	Press Release of the Company - TrueBlue Appoints Kristi Savacool to Board of Directors, dated July 30, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date:	July 30, 2018	By:	/s/ James E. Defebaugh
James E. Defebaugh
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Filed Herewith
99.1	Press Release of the Company - TrueBlue Announces Leadership Transition, dated July 30, 2018.	X
99.2	Press Release of the Company - TrueBlue Appoints Kristi Savacool to Board of Directors, dated July 30, 2018.	X